GREENMAN ACQUISITION CORP.

                                 Promissory Note

$4,758,830                                              Lynnfield, Massachusetts
                                                                   June 30, 1997


         FOR VALUE RECEIVED, the undersigned GREENMAN ACQUISITION CORP., a Delaware corporation ("Maker"), hereby promises to pay to BROWNING-FERRIS INDUSTRIES OF MINNESOTA, INC. a Minnesota corporation ("BFIM"), and BROWNING-FERRIS INDUSTRIES OF GEORGIA, INC., a Georgia corporation ("BGM" and jointly with BFIM, the "Payees"), the principal amount of Four Million Seven Hundred Fifty-Eight Thousand Eight Hundred Thirty Dollars ($4,758,830) on September 30, 1997 (the "Maturity Date"), or so much thereof as may remain unpaid hereunder on the Maturity Date, together with interest on the unpaid balance of such principal amount from the date hereof at a variable rate which at all times shall equal the prime rate, as published in the Wall Street Journal from time to time, plus two percentage points.

         Payments of principal and interest hereon shall be made in lawful money of the United States of America to the holder hereof at Browning Ferris Industries, Inc.,757 N. Eldridge Street, Houston, Texas 77079, or at such other place as such holder may direct in writing to Maker.

         This Note may be prepaid at Maker's election in whole or in part, at any time and from time to time, without premium or penalty, but together with payment of all interest accrued and unpaid to the date of such prepayment on the principal amount so prepaid.

         This Note is made pursuant to and subject to the terms of the Purchase and Sale Agreement dated as of the date hereof between, inter alia, the Maker and the Payees (the "Purchase Agreement"). In addition, this Note is entitled to the benefits of, including the security described in, (i) a pledge agreement dated as of the date hereof (the "Pledge Agreement") between the Maker and the Payees, and (ii) security agreements, each dated as of the date hereof (the "Security Agreements"), between BFIM and BFI Tire Recyclers of Minnesota, Inc., and BGIM and of Georgia, Inc., respectively. Neither the foregoing references to the Purchase Agreement, the Pledge Agreement and the Security Agreements nor any provision thereof shall affect or impair the obligation of the undersigned to pay the principal of and interest on this Note as herein provided.

         This Note and all accrued and unpaid interest hereon shall at the holder's election become immediately due and payable, without notice or demand, upon the occurrence of any of the following with respect to Maker or any endorser or guarantor hereof: the admission in writing of its inability to pay its debts as they become due, or the appointment of a receiver for any substantial part of the property of the Maker, an assignment for the benefit of creditors by the



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Maker, or the  commencement of any  proceedings  under  bankruptcy or insolvency laws by or against the Maker.

         The parties hereto, including the Maker and all endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

         If this Note is not paid when due, whether on the Maturity Date or by acceleration, or if action is taken to collect amounts due on this Note through a bankruptcy, probate or other court, whether before or after maturity, Maker agrees to pay all costs of collection, including without limitation reasonable attorney's fees.

         This Note is made and delivered as a sealed instrument under and shall be governed by the laws (other than the law governing conflict of law matters) of The Commonwealth of Massachusetts.


                                                 GREENMAN ACQUISITION CORP.



                                                 By: /s/ Maurice E. Needham
                                                     Title:  President





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